As filed with the Securities and Exchange Commission on May 1, 2012

Registration No. 333-179809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Washington	2611	47-0956945
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street

Vancouver, British Columbia

Canada, V6C 1G8

(604) 684-1099

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David M. Gandossi

Suite 1120

700 West Pender Street

Vancouver, British Columbia, Canada V6C 1G8

(604) 684-1099

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

H.S. Sangra, Esq.

Sangra Moller LLP

1000 Cathedral Place, 925 West Georgia Street

Vancouver, B.C. V6C 3L2

(604) 662-8808

Approximate date of commencement of proposed sale to the public: Not Applicable

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-179809) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

Mercer International Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-4, as amended (Registration No. 333-179809) (the “Registration Statement”), which registered 15,000,000 shares of the Company’s common stock (the “Common Stock”) in connection with the Company’s offer (the “Offer”) for all of the common shares of Fibrek Inc. (the “Fibrek Shares”). The Registration Statement was declared effective on April 9, 2012.

The Offer expired on April 27, 2012 (the “Expiry Time”). The Offer was conditioned upon, among other things, at least 50.1% of the outstanding Fibrek Shares, on a fully-diluted basis, having been tendered thereunder, which was not met as of the Expiry Time. Accordingly, the Company will not acquire any Fibrek Shares that were tendered under the Offer and will not issue any shares of Common Stock in connection with the Offer.

In accordance with the Company’s undertaking in Item 22 under Part II of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all 15,000,000 shares of Common Stock registered in connection with the Offer.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 1st day of May, 2012.

MERCER INTERNATIONAL INC.

By:	/s/ Jimmy S.H. Lee
Name:	Jimmy S.H. Lee
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Jimmy S.H. Lee Jimmy S.H. Lee	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2012

/s/ David M Gandossi David M. Gandossi	Secretary, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2012

* Guy W. Adams	Director	May 1, 2012

* Eric Lauritzen	Director	May 1, 2012

* William D. McCartney	Director	May 1, 2012

* Graeme A. Witts	Director	May 1, 2012

* Bernard Picchi	Director	May 1, 2012

* James Shepherd	Director	May 1, 2012

*By:	/s/ Jimmy S.H. Lee
Jimmy S.H. Lee
Attorney-in-Fact